UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 14, 2015

GLIMCHER REALTY TRUST

(WPG Subsidiary Holdings I, LLC as successor by merger to Glimcher Realty Trust)

(Exact name of registrant as specified in its charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Washington Prime Group Inc. 7312 Wisconsin Ave. Bethesda, Maryland		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 630-0000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on January 15, 2015 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated September 16, 2014, by and among Washington Prime Group Inc., an Indiana corporation (“WPG”), Washington Prime Group, L.P., an Indiana limited partnership and a subsidiary of WPG (“WPG LP”), WPG Subsidiary Holdings I, LLC, a Maryland limited liability company and a wholly-owned subsidiary of WPG LP (“Merger Sub I”), WPG Subsidiary Holdings II Inc., a Delaware corporation and a wholly-owned subsidiary of Merger Sub I (“Merger Sub II”), Glimcher Realty Trust, a Maryland real estate investment trust (“Glimcher”), and Glimcher Properties Limited Partnership, a Delaware limited partnership and a subsidiary of Glimcher (“Glimcher LP”). Pursuant to the Merger Agreement, on January 15, 2015, Glimcher merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity (the “Merger”), and Merger Sub II merged with and into Glimcher LP, with Glimcher LP continuing as the surviving entity. As a result of these transactions, Merger Sub I remained as a wholly-owned subsidiary of WPG LP and Glimcher LP became a wholly-owned subsidiary of Merger Sub I.  The combined company will conduct business under the name WP GLIMCHER.

This Current Report on Form 8-K is also being filed in connection with the execution on January 14, 2015 by Glimcher Supermall Venture, LLC (the “Borrower”), an affiliate of Glimcher, of a Term Loan Agreement (the “Loan Agreement”) under which the Borrower may borrow, in the aggregate, up to Ninety Million Dollars ($90,000,000) (the “Loan Amount” or “Loan”).

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2015 the Borrower executed the Loan Agreement under which the Borrower may borrow, in the aggregate, up to the Loan Amount. The initial portion of the Loan Amount borrowed was Eighty-Six Million Five Hundred Thousand Dollars ($86,500,000).  The Borrower may borrow up to Three Million Five Hundred Thousand Dollars ($3,500,000) in additional funds according to an earnout provision under the Loan Agreement.  The financial institutions that are signatories and parties to the Agreement are PNC Bank, National Association, Fifth Third Bank, and U.S. Bank, National Association (all, collectively, the “Lender”) and each has under the Loan Agreement a certain lending commitment that is a percentage of the Loan Amount.  The Loan is represented by a Deed of Trust Note (the “Note”) and secured by an Assignment of Leases and Rents (the “Assignment”), dated as of January 14, 2015, relating to The Outlet Collection | Seattle, a retail outlet shopping center owned by the Borrower and located in Auburn, Washington (the “Property”) as well as an Assignment of Property Management Agreement. The aforementioned Note and Assignment are evidenced by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of January 14, 2015 (the “Mortgage”). This Loan replaces the Borrower’s Fifty Million Dollar ($50,000,000) securitized mortgage loan, with an interest rate of 7.54% per annum, that previously encumbered the Property and that was paid off in connection with consummating the transaction described herein.

Under the Loan Agreement, the Loan has an interest rate, selected at the Borrower’s option, of: (a) LIBOR plus 1.50% per annum or (b) a variable rate per annum determined pursuant to the terms of the Agreement. The Loan has a maturity date of January 14, 2018 (the “Maturity Date”). The Borrower shall make monthly interest-only payments until the Maturity Date at which time the entire outstanding principal balance of the Loan is due. The Borrower has the right, at its option from time to time, to prepay the Loan in whole or part subject to providing appropriate notice to the Lender under the Agreement. Also under the Loan Agreement, the Borrower has two (2) separate options to extend the Maturity Date for a period of twelve (12) months, provided certain pre-conditions are satisfied, including, but not limited to, the non-existence of an uncured event of default.  If the Borrower elects to extend the Maturity Date then monthly repayment of the Loan Amount shall include both interest and principal amounts. The Loan Agreement contains standard provisions concerning default and remedies for default that are customary and typical for commercial mortgage loans of this nature, including Lender’s remedy to accelerate repayment of all outstanding amounts owed by the Borrower under the Loan in the event a default remains uncured. The Note, Agreement, Assignment, and Mortgage (the “Loan Documents”) contain other terms and conditions that are customary and typical for commercial mortgage loans of this nature.

As part of the Loan transaction, Glimcher LP executed a Guaranty and Suretyship Agreement, dated as of January 14, 2015, under which Glimcher LP provided to Lender a guaranty of payment and performance of certain obligations of the Borrower under one or more of the Loan Documents, including, but not limited to (a) payment of up to Eighteen Million Dollars  ($18,000,000) of the Loan Amount, plus accrued interest and fees, (b) payment of losses by Lender incurred by reason of a failure to pay certain obligations to third parties, and (c) payment of all obligations of the Company for which the Company shall become personally liable under one or more of the Loan Documents by reason of bankruptcy, bad faith, fraud, intentional misrepresentation, or willful misconduct. Additionally, Glimcher LP executed an Environmental Indemnity, dated as of January 14, 2015, to indemnify Lender against losses or costs to remediate damage to the Property caused by the presence or release of hazardous materials or violation of applicable environmental laws.

Item 1.02              Termination of a Material Definitive Agreement.

On January 15, 2015, in connection with the Merger, Glimcher LP repaid in full all indebtedness, liabilities and other obligations under, and terminated, the Fourth Amended and Restated Credit Agreement, dated as of February 20, 2013, among Glimcher LP, KeyBank National Association, as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, each as a co-syndication agent, U.S. Bank National Association, PNC Bank, National Association, and The Huntington National Bank, each as a co-documentation agent, Raymond James Bank, N.A., Goldman Sachs Bank USA, Fifth Third Bank, and SunTrust Bank as additional signatories thereto, as amended pursuant to that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 13, 2014 (as amended, the “Credit Agreement”). Glimcher LP did not incur any material early termination penalties as a result of such termination of the Credit Agreement.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On January 15, 2015 (the “Closing Date”), WPG completed the acquisition of Glimcher pursuant to the terms of the Merger Agreement, thereby acquiring Glimcher’s portfolio of properties, including mortgage loans and properties owned by Glimcher’s unconsolidated joint ventures. At the closing of the acquisition, Glimcher merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity, and Merger Sub II merged with and into Glimcher LP, with Glimcher LP continuing as the surviving entity.  At the effective time of the Merger (a) each common share of beneficial interest of the Glimcher, par value $0.01 per share (a “Common Share”) issued and outstanding immediately prior to the effective time (other than certain Common Shares as set forth in the Merger Agreement) was converted into the right to receive (i) an amount of cash equal to $10.40 and (ii) 0.1989 of a newly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of WPG ((ii) and (ii) together, the “Merger Consideration”), (b) each outstanding share of 8.125% Series G cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share of Glimcher (a “Glimcher Series G Preferred Share”) was converted into one share of 8.125% Series G Cumulative Redeemable Preferred Stock, par value $0.0001 per share of WPG (the “WPG Series G Preferred Stock”), (c) each outstanding share of 7.5% Series H cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share of Glimcher (a “Glimcher Series H Preferred Share”) was converted into one share of 7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share of WPG (the “WPG Series H Preferred Stock”), and (d) each outstanding share of 6.875% Series I cumulative redeemable preferred shares of beneficial interest, par value of $0.01 per share of Glimcher (a “Glimcher Series I Preferred Share”), was converted into one share of 6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share of WPG (the “WPG Series I Preferred Stock”).

Additionally, in connection with the close of the transaction, Simon Property Group, Inc. (“Simon”) also completed its previously announced acquisition of Jersey Gardens in Elizabeth, New Jersey, and University Park Village in Fort Worth, Texas, properties previously owned by affiliates of Glimcher, for an aggregate purchase price of $1.09 billion, including the assumption of existing mortgage debt.

A copy of the joint press release issued by Glimcher and WPG on January 15, 2015 announcing the completion of the acquisition of Glimcher is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, WPG and Merger Sub I notified the New York Stock Exchange (the “NYSE”) on January 15, 2015 that, effective on the Closing Date, (a) each issued and outstanding Common Share (other than certain Common Shares as set forth in the Merger Agreement) was converted into the right to receive the Merger Consideration, (b) each issued and outstanding Glimcher Series G Preferred Share was converted into one share of WPG Series G Preferred Stock, (c) each issued and outstanding Glimcher Series H Preferred Share was converted into one share of WPG Series H Preferred Stock and (d) each issued and outstanding Glimcher Series I Preferred Share was converted into one share of WPG Series I Preferred Stock.

As a result, it is expected that all Common Shares, Glimcher Series G Preferred Shares, Glimcher Series H Preferred

Shares and Glimcher Series I Preferred Shares will be removed from trading on the NYSE following the close of trading on January 15, 2015.  Accordingly, on January 15, 2015, Merger Sub I requested that the NYSE file with the Securities and Exchange Commission (“SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of the Common Shares, Glimcher Series G Preferred Shares, Glimcher Series H Preferred Shares and Glimcher Series I Preferred Shares from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Additionally, Merger Sub I intends to file a Form 15 with the SEC requesting the termination of registration of the Common Shares, Glimcher Series G Preferred Shares, Glimcher Series H Preferred Shares and Glimcher Series I Preferred Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03              Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Upon the effective time of the Merger, each holder of Common Shares, Glimcher Series G Preferred Shares, Glimcher Series H Preferred Shares or Glimcher Series I Preferred Shares issued and outstanding immediately prior to the effective time of the Merger ceased to have any rights as a shareholder of Glimcher (other than the right of the holders of Common Shares to receive the Merger Consideration).

The description of the Merger and the Merger Agreement contained in this Item 3.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Glimcher with the SEC on September 19, 2014, and is incorporated by reference herein.

Item 5.01              Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of Glimcher occurred and Merger Sub I, as successor by merger to Glimcher, remained as a wholly-owned subsidiary of WPG LP, which itself is a subsidiary of WPG. The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2015, David M. Aronowitz, Yvette McGee Brown, Herbert Glimcher, Michael P. Glimcher, Howard Gross, Nancy J. Kramer, Timothy J. O’Brien, Niles C. Overly and William S. Williams resigned from the Board of Trustees of Glimcher immediately prior to the effective time of the Merger. These resignations were not a result of any disagreements between Glimcher and the resigning trustees on any matter relating to Glimcher’s operations, policies or practices. On January 15, 2015, George A. Schmidt resigned from his position as Executive Vice President, General Counsel and Secretary and Marshall A. Loeb resigned from his position as President and Chief Operating Officer, each immediately after the effective time of the Merger.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release issued by Glimcher Realty Trust and Washington Prime Group Inc. on January 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPG SUBSIDIARY HOLDINGS I, LLC, as successor by merger to Glimcher Realty Trust

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Secretary

Date: January 15, 2015

Exhibit List

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release issued by Glimcher Realty Trust and Washington Prime Group Inc. on January 15, 2015